EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator

HCC Insurance Holdings, Inc. 401(k) Plan:

We consent to the incorporation by reference in the Registration Statement of HCC Insurance Holdings, Inc. on Form S-8 (No. 333-68771) of our Report dated June 24, 2011, on our audit of the financial statements of the HCC Insurance Holdings, Inc. 401(k) Plan as of and for the years ended December 31, 2010 and 2009, which report is included in this Annual Report on Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
June 24, 2011